UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 31, 2005

                             Universal Flirts Corp.
             (Exact name of registrant as specified in its charter)

           Delaware                        333-117718            20-11998142
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)

         A-20G, Chengming Plaza
           No. 2 Nan Da Street
            Xicheng District
             Beijing, China                                         100035
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: 86-10-83670505

                          142 Mineola Avenue, Suite 2-D
                          Rosyln Heights New York 11577
          (Former Name or Former Address, if changed since last report)

                   ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

         On March 31, 2005, Universal Flirts Corp., a Delaware corporation (the "Company"), completed a stock exchange transaction with the stockholders of United First International Limited, a company incorporated under the laws of Hong Kong ("UFIL"). The exchange was consummated under Delaware law and pursuant to the terms of that certain Securities Exchange Agreement dated effective as of March 31, 2005 (the "Exchange Agreement"). A copy of the Exchange Agreement is filed as an exhibit to this Current Report on Form 8-K.

         Pursuant to the Exchange Agreement, the Company issued 15 million shares of its common stock, $.001 par value, to the stockholders of UFIL, representing approximately 50.41% of the Company's issued and outstanding common stock, immediately upon the consummation of the exchange transaction, in exchange for 100% of the outstanding capital stock of UFIL. Immediately, after giving effect to the exchange, the Company had 29,756,000 shares of its common stock outstanding. Pursuant to the exchange, UFIL became a wholly-owned subsidiary of the Company.

         The shares of the Company's common stock issued to stockholders of UFIL in connection with the exchange were not registered under the Securities Act of 1933, as amended (the "Securities Act") and, as a result, are "restricted securities" that may not be offered or sold in the United States absent registration or an applicable exemption from registration. Certificates representing these shares contain a legend stating the same. The Company intends to carry on the business of UFIL's wholly owned subsidiary, Beijing Orsus Xelent Technology & Trading Company Limited ("Xelent"). The Company's executive offices are located at A-20G, Chengming Plaza, No. 2 Nan Da Street, Xicheng District, Beijing China 100035 and its telephone number is 86-10-85613362.

         For accounting purposes, the exchange is being treated as a reverse acquisition, because the stockholders of UFIL own a majority of the issued and outstanding shares of common stock of the Company immediately following the exchange. Due to the issuance of the 15 million shares of the Company's common stock, a change in control of the Company occurred on March 31, 2005, the date of the consummation of the exchange.

         No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the board of directors of the Company, and, to the knowledge of the Company, no other arrangements exist that might result in a change of control of the Company.

       ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         Pursuant to the Exchange Agreement, at the closing of the exchange, the membership of the board of directors of the Company was increased from 1 to 3 directors, Darrell Lerner resigned as a director of the Company upon the effectiveness of the exchange transaction, and Wang Xin, Liu Yu and Wang Zhibin were appointed to serve as members of the Company's board of directors. Also under the terms of the Exchange Agreement, all existing officers resigned as officers of the Company effective immediately following the closing of the stock exchange transaction and Wang Xin was elected as Chief Executive Officer and Tian Jun was elected as Chief Financial Officer of the Company.



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

          ITEM 2.01 COMPLETION oF ACQUISITION OR DISPOSITION OF ASSETS

         Set forth below is information concerning (i) the principal terms of the share exchange and (ii) the business of the combined company.

                               THE SHARE EXCHANGE

         On March 31, 2005, the Company, UFIL and the stockholders of UFIL consummated the transactions contemplated by the Exchange Agreement. The Exchange Agreement specified that the Company would acquire all 20 million shares of the issued and outstanding stock of UFIL in exchange for $50,000 and the issuance of an aggregate of 15 million shares of common stock of the Company. On the exchange closing date, the Company issued an aggregate of 15 million shares of common stock to the stockholders of UFIL, representing approximately 50.41% of the issued and outstanding the Company's common stock immediately following the exchange. As a result of the stock exchange transaction UFIL became a wholly owned subsidiary of the Company and all of the Company's business operations are now conducted through UFIL's wholly-owned subsidiary, Xelent.

                DESCRIPTION OF THE COMPANY'S PREDECESSOR BUSINESS

         The Company was organized under the laws of the State of Delaware in May 2004. On June 1, 2004, the Company acquired all of the issued and outstanding shares of Universal Flirts, Inc., a New York corporation, from Darrell Lerner, the sole shareholder, in consideration for the issuance of 8,500,000 shares of the Company's common stock to Mr. Lerner pursuant to a stock purchase and related share exchange agreement between Universal Flirts, Inc. and the Company. Pursuant to the purchase and share exchange transaction, Universal Flirts, Inc. became the Company's wholly-owned subsidiary.

         Through its subsidiary, Universal Flirts, Inc., the Company engaged in the business of owing and operating an online dating service. The Company's business was never fully developed, and immediately prior to the closing of the transactions contemplated by the Exchange Agreement with UFIL, the Company transferred all of the stock of Universal Flirts, Inc. to Mr. Lerner in exchange for the cancellation of 28,200,000 shares of the Company's common stock. In connection with its acquisition of UFIL, the Company also authorized a 4-1 forward split of its common stock with a record date of March 28, 2005 and a payable date of March 31, 2005.

                         DESCRIPTION OF CURRENT BUSINESS

         Except as otherwise indicated by the context, references in this Current Report to "we," "us," "our," or the "company" are to the combined business of the Company and its wholly-owned direct subsidiary, UFIL, and UFIL's wholly-owned subsidiary, Xelent.

General

         We, through the operations of Xelent, have been engaged since May 2003 in the business of designing for retail and wholesale distribution economically priced cellular phones. In February of 2004, Xelent registered "ORSUS" with the State Administration for Industry and Commerce as its product trademark, also known as "Orsus Cellular" within the industry. Since Orsus cellulars were launched in market in April 2004, approximately 450,000 units have been sold. This represents approximately 1% of the market in People's Republic of China ("PRC") for cellular phones.

         As the market in the PRC for wireless phones continues to develop, Xelent is gradually introducing more mature 2.5G wireless products. As the 3G standards become more accepted and widely utilized, we anticipate that we will seek to produce our own 3G products based on our own research and development efforts.

Organizational Structure

         The organizational structure of the company is linear in nature and is comprised of ten separate departments developed to ensure proper project management and control. These departments are as follows:

    o Product Planning Department, which is responsible for formulating the medium and long-range strategic plans for us and our products, proposing and adjusting product planning and research and development scheduling as a part of overall strategic planning;

    o Project Management Department, which is responsible for coordinating the management of cellular phone projects, exchanging concepts and ideas with our research and development team, providing weekly project reports and supervising the project schedules.

    o Production Management Department, which is responsible for production planning, management of production materials and techniques, and control and tracking of production routes;

    o Technology Support and Quality Control Department, which is responsible for technical support for software and hardware design and testing and industrial design and mechanical design ("ID/IM") checking and auditing, as well as tooling engineering and quality control during mass production;

    o Business Management Department, which is responsible for materials purchase, supply chain management, business coordination and potential consumer market development;

    o Planning and Finance Department, which is responsible for overall accounting matters, including accounting methods and processes, auditing, compiling financial plans and monthly/quarterly/yearly financial statements and financial budgets, and control of expenses;

    o Human Resources Department, which is responsible for our employment issues, including hiring and termination of staff;

    o Administration and Strategy Planning Department, which is responsible for administration, investment and financing analysis, legal affairs, intellectual property support and IT support;

    o Customer Service Department, which is responsible for maintenance, spare parts ordering, authorized network management, refurbishing, after-sale data analysis and service charge fees return, , as well as a hotline service center and customer service training center, technical support and after-sale service quality assurance systems of the Company; and

    o Value-added Service Department which is responsible for new business development related to or derived from our cellular phone products. The Value-added Service Department actively seeks strategic business partners in SMS messaging, internet content providers and any other value-added suppliers to the cellular phone market. The goal of the department is to establish profit-yielding business models with solid development and implementation plan.

         Our headquarters in Beijing have seven regional management centers and a technical support center. We also have an unaffiliated network of service providers, including 179 cellular phone service centers located throughout the PRC. Of these providers, 42 are provincial replacing & refurbishing centers and 137 are maintenance and repair centers.

Market Overview and Strategic Partners

         The global market demand for cellular phones, including in particular the demand in the PRC, continues to experience double-digit growth. According to the 2004 list of Global Top 10 Cellular Producers published by IC Insights, an international research company, Ningbo Bird Corporation Ltd, a Chinese domestic brand ranked 8th worldwide. Also according to IC Insights' forecast, global sales for cellular phones in 2004 were expected to be approximately 670 million units, which representing a 29% growth rate from 2003. From January to September 2004, new cellular phone users in the PRC increased by 50.118 million, with total consumers reaching approximately 320 million.

         Our products combine many of the currently popular "flip-phone" technology, dual-display, SMS(short message sending), EMS (email message sending), MMS(multi-media message sending) and camera functions, together with economical pricing. As a result, we currently have approximately one percent (1%) of the domestic products market for cellular phones in the PRC.

         Our relationships with our strategic partners, CEC Cellular Limited ("CECM") and Beijing Xingwang Shidai Tech & Trading Co., Ltd. ("XWSD") have help us to increase our market penetration. CECM, which is controlled by China Electronics Corporation Group, is a manufacturer of cellular phones with annual production of approximately one million units. CECM serves as a manufacturer for our cellular phones products. In addition, CECM has its own sales network, and we sell some of our products to CECM, who in turn sells those products to its own provincial and national sales distributors and dealers, thus increasing the distribution capabilities for our products. XWSD is also one of our major agents, selling our cellular phone to provincial distributors, city distributors and dealers. XWSD employ several market promotion services companies to enhance the sales networks of our products throughout the PRC.

Description of Products & Services

         Since inception, Xelent has developed, and where indicated launched, the following cellular phone products:

------------------- ------------------- ------------------ ---------------------
    Project           Launch Date       Model/Project Code   Network
Initiation Date
------------------- ------------------- ------------------ ---------------------
May 17, 2003        August 8, 2003      CEC F88            Watch-style cellular,
                                                           CDMA 1X
------------------- ------------------- ------------------ ---------------------
May 30, 2003        September 28, 2003  CEC F16            GSM/GPRS
------------------- ------------------- ------------------ ---------------------
June 30, 2003       November 28, 2003   CEC F18            GSM/GPRS
------------------- ------------------- ------------------ ---------------------
January 14, 2004    March 18, 2004      CEC ORSUS FG525    GSM/GPRS
------------------- ------------------- ------------------ ---------------------
April 18, 2004      Not launched        CEC ORSUS FG 528   GSM/GPRS
------------------- ------------------- ------------------ ---------------------
March 15, 2004      April 26, 2004      CECT OS 830        GSM/GPRS
------------------- ------------------- ------------------ ---------------------
                    June 25, 2004       CEC OS 850         GSM/GPRS
------------------- ------------------- ------------------ ---------------------
                    July 30, 2004       CECT OS 83         GSM/GPRS
------------------- ------------------- ------------------ ---------------------
                    July 30, 2004       CECT OS 85         GSM/GPRS
------------------- ------------------- ------------------ ---------------------
                    September 1, 2004   CECT OS 70         GSM/GPRS
------------------- ------------------- ------------------ ---------------------
                    September 27, 2004  CECT OS 86         GSM/GPRS
------------------- ------------------- ------------------ ---------------------
                    Not launched        CECT OS 50         GSM/GPRS
------------------- ------------------- ------------------ ---------------------
                    September 24, 2004  CECT M851          GSM/GPRS
------------------- ------------------- ------------------ ---------------------
August 3, 2004      December 20, 2004   CECT M62           GSM/GPRS
------------------- ------------------- ------------------ ---------------------
September 3, 2004   March 8, 2005       CECT M72           GSM/GPRS
                    (estimated)
------------------- ------------------- ------------------ ---------------------
September 20, 2004  March 1, 2005       CECT M80           GSM/GPRS
                    (estimated)
------------------- ------------------- ------------------ ---------------------
September 20, 2003  March 15, 2005      CECT M81           GSM/GPRS
                    (estimated)
------------------- ------------------- ------------------ ---------------------
October 28, 2004    April 30, 2005      CECT M36           GSM/GPRS
                    (estimated)
------------------- ------------------- ------------------ ---------------------
November 10, 2004   May 20, 2005        CECT 2046          GSM/GPRS
                    (estimated)
------------------- ------------------- ------------------ ---------------------
November 12, 2004   May 25, 2005        CECT 7680          GSM/GPRS
                    (estimated)
------------------- ------------------- ------------------ ---------------------

         We outsource the manufacturer of our products to unaffiliated third parties. Once our products have been manufactured, they are delivered to a network of unaffiliated national sales distributors (see "Description of Current Business - Market Overview and Strategic Partners) and dealers that, in turn, distribute the products to provincial sales distributors and dealers and these provincial sales distributors and dealers distribute our products to retailers throughout the PRC.

Research & Development

         We do business with two kinds of research and development  enterprises:
We cooperate with professional design houses such as Shanghai Simcom Technology Limited (`Simcom"). We are mainly involved in MMI (U2) ("Man Machine Interface") design, software and hardware testing, CTA ("China Type Approval"), certification acquisition and phone main board updating and software adaptability testing. In addition, we work with cooperative partners, such as Mobicom Corporation ("Mobicom") in developing ID/MD and the layout of cellular phone main boards. Based on this research and development, our strategic business partners and we are then able to design and develop new products.

         We mainly cooperate with other professional design houses and work together on research and development projects. Whenever possible, we use and lease their instruments and equipment, rather than purchasing it ourselves. In the area of software compiling, testing & updating, we utilize data cables and computers installed with professional software in a testing environment. All the computers and data cables are owned by Xelent.

         We are planning to build a research and development center in cooperation with Spreadtrum Communication (Shanghai) Inc. ("SCI"), which is a company involved in development of 3G wireless phones. SCI has developed 2.5 G and 3G integrated circuit and provides 2.5G and 3G software development platforms and solutions. We currently plan to commence construction on this new research and development center prior to August 1, 2005. Cooperating with SCI in building of a research and development center and working on future research and development projects with SCI will help facilitate our entry into the 3G wireless market.

         We have established a team for technology development. The members of our team are our product planning division, project management division and industrial design center. Our product planning division is responsible for constructing the medium term strategic plans and research and development scheduling. Our project management division administers our research and development efforts, overseas manufacturing and quality control of our products and monitors costs, including human resource costs. Our industrial design center is responsible for evaluating design plans provided by third party industrial design companies and confirming model structural design and tracing the issues on module production and quality.

             o Introduced the first watch-style cellular based on CDMA2000IX with joint efforts of Telson Electronics Co., Ltd, a South Korea company, in May of 2003.

             o Based on GPRS CLASS 10 module, developed the first GPRS cellular collaborating system, with South Korea's TELSON, which is based on WISMO PAC P5186D, the GPRS module of WAVECOM company, in May of 2003, which was introduced on October of 2003.

             o Formed a production line of 1 to 3-million Charge Coupled Device ("CCD") pixel camera by configuring high-resolution CMOS ("Complementary Metal Oxide Semiconductor")

         We also cooperate with Sim Design Ltd. ("Sim Design") and Shenzhen Newplan Products Design Ltd. (`Newplan") in designing cellular phone features, appearances and functions to suit the tastes of Chinese consumers. Sim Design, which is located in South Korea, is an ID/MD design company wholly owned by Simcom. Newplan is a professional design company established approximately five years ago that provides ID/MD designs tailored to suit the needs and requirements of its customers, such as Xelent.

         We have formed long-term strategic relationship with Simcom and Mobicom for the development of all-in-one solution cellular phones. The capability of Simcom and Mobicom in wireless technology, software development, wireless application protocol, and production and testing provides us with comprehensive solutions for wireless products.


Competition

         The Company faces  substantial  competition  from other  wireless phone
manufacturers   such  as:   Motorola,   Nokia  and  Samsung,   which  controlled
approximately 15.5%,13.6% and 11.6%, respectively, of the cellular market in the
PRC in 2004. In addition we face  competition  from Ningbo Bird  Corporation Ltd and Lenovo Group  Limited,  both of which are domestic  producers and controlled approximately  7.9% and 2.5%,  respectively of the cellular market in the PRC in
2004

Facilities

         We have offices in Beijing, Shenzhen, Shanghai and Tianjin. Our Beijing
office serves as our corporate  headquarters.  Our Shenzhen Office serves as the base for  cellular  component  sourcing  and  coordination  with  suppliers  and manufacturers.  Our  Shanghai  Office is mainly  responsible  for  sourcing  and coordination with cellular component  suppliers,  coordination with our research and  development  partners and  following  up the hardware and software  testing aspects before the mass production. Our Tianjin Office is mainly responsible for
the  production  management.   It's  functions  include  coordination  with  our
principal  manufacturer  to adjust the  produciton  plan in accordance  with our sales plan,  raw material  supply and cellular  phone  delivery  management  and supervision of the production processing of our principal manufacturer,  as well as the quality control.

         The following is relevant information on our offices:

             Address               Office /      Process /     Monthly     Monthly        Lease period
                                  Production       Lease       rental      Rental
                                                                (rmb)      (usd)
26T, Xinbaohui Plaza, Nanyou        Office         Lease      17,800.0    2,144.58     7/12/04 to 7/11/05
Avunue, Nanshan Dist., Shenzhen
6-B, No.5 Bldg., Yijing Garden,     Office         Lease      35,153.8    4,235.40   4/1/03 to 05/31/05 (!)
Chaoyang Dist., Beijing
No. 3, Lane 600, Tianshan Rd.,      Office         Lease      29,118.6    3,508.27   2/28/04 to 2/27/05 (1)
Changning Dist., Shanghai
No.185, Xinda Road, Hebei           office         -- (2)        --          --                 --
District, Tianjin

----------------
(1) The Company has extended the term of these offices for two months each, and it is expected that the Company will move to a new office facilities in these locations at the expiration of the extended term.
(2) Our Tianjin office is located in the CECM factory. The office is provided by CECM and is cost-free to us.

Government Regulation

         There is no government regulation banning or making material effect on Xelent, including but not limited, any law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award binding on or applicable to Xelent. In the PRC cellular market, cellular manufacturers are responsible for repair, replacement and return of cellular phone to customers within the warranty period in accordance with certain rules and regulation in the PRC.

Intellectual Property and Proprietary Rights

         Xelent  has  applied  for"[GRAPHIC   OMITTED][GRAPHIC  OMITTED]"as  the
registered   trademark   and  the  China   Trademark   Agency  has   distributed
"Notification of Acceptance" is serial number ZC3878232SL.

         We utilize other intellectual property legally with partners that we cooperate with through contracts or agreements.

Employees

         We have approximately 220 employees. Of the 220 employees, 10 persons serve in management related capacities. The remaining employees are in 10 departments, namely the Product Planning Department which employs 6 persons, the Project Management Department which employs 12 persons; the Production Management Department which employs 22 persons; the Technology Support and Quality Control Department which employs 48 persons; the Business Management Department which employs 16 persons; the Administration and Strategy Planning Department which employs 15 persons; the Planning and Finance Department which employs nine persons; the Human Resources Department which employs two persons; the Value-added Service Department which employs one person and the Customer Service Department which employs 89 persons.

         The Company believes its relationship with its employees is good, and there are no collective bargaining arrangements in place.

Legal Proceedings

         The Company is not presently a party to any legal proceedings nor is it aware of any pending proceedings that could potentially have a material adverse effect upon the Company's operations.

                              CAUTIONARY STATEMENTS

         You should carefully consider the following risks and the other information set forth elsewhere in this Current Report. If any of these risks occur, our business, financial condition and results of operations could be adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly.

Risks Related to Our Business

Loss of significant customers, or other major customers, could casually hurt our business by reducing our revenues and profitability.

         Our  success  depends  substantially  upon  retaining  our  significant clients. We cannot guarantee that we will be able to retain long-term relationships or secure renewals of short-term relationships with our significant clients in the future.

We face intense competition.

         The market we serve is intensely competitive in the PRC. There are other providers that we compete with for business. There are low barriers to entry for new competitors in this market and we may experience negative impacts as a result of increased competition. In addition, our existing or potential competitors may in the future achieve greater market acceptance and gain additional market share, which in turn could reduce our revenues.

We depend on key personnel for the success of our business. Our business may be severely disrupted if we lose the services of our key executives and employees or fail to add new senior and middle managers to our management.

         Our future success is heavily dependent upon the continued service of our key executives. Our future success is also dependent upon our ability to attract and retain qualified senior and middle managers to our management team. If one or more of our current or future key executives and employees are unable or unwilling to continue in their present positions, we may not be able to easily replace them, and our business may be severely disrupted. In addition, if any of these key executives or employees joins a competitor or forms a competing company, we could lose customers and suppliers and incur additional expenses to recruit and train personnel. Each of our executive officers has entered into an employment agreement with us.

         We also rely on a number of key technology staff for the operation of our company. Given the competitive nature of our industry, the risk of key technology staff leaving our company is little high and could disrupt our operations.

We rely on a third party production center.

         We utilize a third party production center for the manufacture of the products we sell to our customers. Should we be required to utilize a different source for our manufactured products our costs could be negatively affected.

Rapid growth and a rapidly changing operating environment strain our limited resources.

         We will need to increase our investment in our technology infrastructure, facilities and other areas of operations, in particular our product development. If we are unable to manage our growth and expansion effectively, the quality of our products and services and in turn our customer support could deteriorate and our business may suffer. Our future success will depend on, among other things, our ability to:

         o Continue to develop through our research and development facilities new technologies acceptable to the PRC market,

         o continue training, motivating and retaining our existing employees and attract and integrate new employees, including our senior management, most of whom have been with our company for less than one year,

         o develop and improve our operational, financial, accounting and other internal systems and controls, and

         o maintain adequate controls and procedures to ensure that our periodic public disclosure under applicable laws, including U.S. securities laws, is complete and accurate.

We may not be able to adequately protect our intellectual property, and we may be exposed to infringement claims by third parties.

         We rely on contractual restrictions on disclosure to protect our intellectual property rights. Monitoring unauthorized use of our information services is difficult and costly, and we cannot be certain that the steps we take will effectively prevent misappropriation of our technology and content. Our management may determine in the future to make application for copyright, trademark or trade secret protection if management determines that such protection would be beneficial and cost-effective.

         From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources. In addition, third parties may initiate litigation against us for alleged infringement of their proprietary rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or content or license the infringed or similar technology or content on a timely basis, our business could suffer. Moreover, even if we are able to license the infringed or similar technology or content, license fees that we pay to licensors could be substantial or uneconomical.

We have limited business insurance coverage.

         The insurance industry in the PRC is still at an early stage of development. Insurance companies in the PRC offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

Our ability to generate revenues could suffer if the Chinese market for cellular phones does not develop as anticipated.

         The cellular phones market in the PRC has evolved rapidly over the last four years, with the introduction of new products, development of consumer preferences, market entry by new competitors and adaptation of strategies by existing competitors. We expect each of these trends to continue, and we must continue to adapt our strategy to successfully compete in our market. It is extremely difficult to accurately predict consumer acceptance and demand for various existing and potential new offerings and services, and the future size, composition and growth of this market.

Risks Related to Doing Business in the PRC

A downturn in the Chinese economy may slow down our growth and profitability.

         The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business. Our profitability will decrease if expenditures for wireless services decrease due to a downturn in the Chinese economy. More
specifically,   increased   penetration   of  wireless   services  in  the  less
economically developed central and western provinces of China will depend on those provinces achieving certain income levels so that cellular phones and related services become affordable to a significant portion of the population.

Government regulation of the telecommunications industry may become more complex.

         Government regulation of the telecommunications industry is highly complex. New regulations could increase our costs of doing business and prevent us from efficiently delivering our services. These regulations may stop or slow down the expansion of our user base and limit the access to our services.

The uncertain legal environment in China could limit the legal protections available to you.

         The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In the late 1970s, the Chinese government began to promulgate a comprehensive system of laws and regulations governing economic matters. The overall effect of legislation enacted over the past 20 years has significantly enhanced the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect our business and results of operations.

         A renewed outbreak of SARS or another widespread public health problem in China, where all of our revenue is derived, and in Beijing where our operations are headquartered, could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

         o quarantines or closures of some of our offices which would severely disrupt our operations,

         o        the sickness or death of our key officers and employees, and

         o        a general slowdown in the Chinese economy.


         Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our business and results of operations.

Changes in China's political and economic policies could harm our business.

         The economy of China has historically been a planned economy subject to governmental plans and quotas and has, in certain aspects, been transitioning to a more market-oriented economy. Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, we cannot predict the future direction of these economic reforms or the effects these measures may have on our business, financial position or results of operations. In addition, the Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD. These differences include:

         o        economic structure;

         o        level of government involvement in the economy;

         o        level of development;

         o        level of capital reinvestment;

         o        control of foreign exchange;

         o        methods of allocating resources; and

         o        balance of payments position.


         As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

         Because almost all of our future revenues may be in the form of Renminbi, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.

         The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position and the price of our common stock may be adversely affected. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our ordinary shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

Risks Related to our Common Stock

The market price for our common stock may be volatile.

         The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

         o actual or anticipated fluctuations in our quarterly operating results,

         o announcements of new products and services by us or our competitors,

         o        changes in financial estimates by securities analysts,

         o changes in the economic performance or market valuations of other companies providing similar products and services,

         o announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments,

         o        additions or departures of key personnel,

         o        potential litigation, or

         o        conditions in the cellular phone market.


         In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Stockholders could experience substantial dilution.

         We may issue additional shares of our capital stock to raise additional cash for working capital. If we issue additional shares of our capital stock, our stockholders will experience dilution in their respective percentage ownership in the company.

We have no present intention to pay dividends.

         We have never paid dividends or made other cash distributions on our common stock, and do not expect to declare or pay any dividends in the foreseeable future. We intend to retain future earnings, if any, for working capital and to finance current operations and expansion of our business.

A large portion of our common stock is controlled by a small number of stockholders.

         A large portion of our common stock is held by a small number of stockholders. As a result, these stockholders are able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

We may be subject to "penny stock" regulations.

         The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and our sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. Whenever any of our securities become subject to the penny stock rules, holders of those securities may have difficulty in selling those securities.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This Current Report contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "expect," "plan,"
"intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the "Cautionary Statements" section above. These factors may cause our actual results to differ materially from any forward-looking statement.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this Current Report to conform such statements to actual results or to changes in our expectations.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides information about our executive officers and directors and their respective ages and positions as of March 31, 2005. The directors listed below will serve until the next annual meeting of the Company's stockholders:

Name                         Age          Positions Held and Tenure

Wang Xin                     35           Chief Executive Officer and a Director
Tian Jun                     35           Chief Financial Officer
Liu Yu                       38           Director
Wang Zhibin                  35           Director


         Wang Xin has served as Chief Executive Officer and a member of our Board of Directors since March 31, 2005. From April 2003 to present, he has also served as Director and General Manager of Xelent. Prior to joining Xelent, he served as the as the General Manager of the Sales and Marketing Division of Shanghai Cellstar International Trading Co., Ltd. from January 2003 to April 2003, Director of Logistics & Customer Service of Shanghai Cellstar International Trading Co., Ltd. from November 1997 to January 2003, and Director and Vice President of Beijing VA Communication Equipment Co., Ltd. from May 1996 to October 1997.

         Tian Jun has served as our Chief Financial Officer since March 31, 2005. From September 2004 to present, she has also served as Chief Financial Officer of Xelent. Prior to joining Xelent, she served as the as the Financial Controller of Ion Global (Beijing) from April 2000 to September 2004, Financial Controller of the Beijing branch of Taier Paike International Ltd. from August 1998 to April 2000, and Senior Auditor of Ernst & Young Hua Ming Accountings from May 1993 to August 1998.

         Liu Yu has served as a member of our Board of Directors since March 31, 2005 and a member of the Board of Directors of Xelent since May 1990. From May 1998 to present he has also served as Chairman of the Board of Beijing Huanyitong Technology & Trading Co., Ltd. From May 1995 to April 1998, he served as General Manager of Beijing Lianwanjia Telecommunication Trading Center.

         Wang Zhibin has served as a member of our Board of Directors since March 31, 2005, and a member of the Board of Directors of Xelent since August 2004. From May 1998 to present, he has also served as General Manager of Beijing Glory Real Estate Development Co., Ltd., and a director of Beijing Huanyitong Technology & Trading Co., Ltd. From May 1995 t o April 1998, he served as a Manager of Beijing Lianwanjia Telecommunication Trading Center.

Board Composition and Committees

         Wang Xin, Liu Yu and Wang Zhibin current serve as Directors of the Company. At present , there are not committees of the Board.

Director Compensation

         The following table sets forth certain information concerning the compensation to be paid by the Company for services of its directors from and after April 1, 2005:

Name                Title                                    Annual Compensation

Wang Xin            Chief Executive Officer and Director             -- (1)

Liu Yu              Director                                    $12,000 (2)

Wang Zhibin         Director                                    $12,000 (2)
---------------
(1) Mr. Wang is paid a salary by Xelent for his services as Chief Executive Officer of that Company (see "Executive Compensation"), and it is anticipated that he will not receive any additional compensation for serving as a member of the Board of Directors of the Company.
(2)  Compensation to each director will be commenced from April 1, 2005.

Indebtedness of Directors and Executive Officers

         None of our directors or officers or their respective associates or affiliates is indebted to us.

Family Relationships

         There are no family relationships among our directors or officers.

Legal Proceedings

         As of the date of this Current Report, no director, officer, affiliate or stockholder of the Company is a party to any material proceeding that is adverse to the Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the compensation paid by the Company's wholly-owned subsidiary, Xelent, for services rendered in all capacities from January 1, 2004 through the fiscal year ended December 31, 2004, for all officers and directors of the Company.


  Name and Principal Underlying                             Other
            Positions                 Salary    Bonus    Compensation    Options

Wang Xin , Chief Executive Officer    $4,500      --          --           --
Tian Jun, Chief Financial Officer     $7,700      --          --           --
Qu Gongbo, Vice President            $23,000      --          --           --
Wang Xiaolong, Vice President        $14,500      --          --           --

The amounts listed in the table above were paid by Xelent, the wholly owned subsidiary of our wholly owned subsidiary UFIL. While we do have employment agreements with our executive officers, the salary for our executive officers is at the discretion of our board of directors. We expect to pay substantially similar compensation to our executives in the future and anticipate continuing to pay them through Xelent.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 31, 2005, certain information with respect to the beneficial ownership of common stock of the Company by (i) each director and officer of the Company, (ii) each person known to the Company to be the beneficial owner of five percent or more of the outstanding shares of common stock of the Company, and (iii) all directors and officers of the Company as a group. Unless otherwise indicated, the person or entity listed in the table is the beneficial owner of, and has sole voting and investment power with respect to, the shares indicated.

                                                Amount and Nature of Beneficial
                                                        Ownership(1)
                                                --------------------------------
                                                 Number         Percent of
Name of Beneficial Owner                         of Shares (2)  Voting Stock (3)

Wang Xin, Chief Executive Officer and Director   3,000,000         10.09%
Liu Yu, Director                                 6,000,000         20.16%
Wang Zhibin, Director                            6,000,000         20.16%
Tian Jun, Chief Financial Officer                   --               --
Darrell Lerner                                   7,700,000         25.88%


Directors and executive officers as a group
(4 persons)                                                        50.41%

* Less than 1%

(1) On March 31, 2005, there were 27,956,000 shares of common stock of the Company outstanding. Each person named above has sole investment and voting power with respect to all shares of the common stock shown as beneficially owned by the person, except as otherwise indicated below.


(2) Under applicable rules promulgated by the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a person is deemed the "beneficial owner" of a security with regard to which the person, directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose or direct the disposition of the security, in each case irrespective of the person's economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through (x) the exercise of any option or warrant or (y) the conversion of another security.
(3) In determining the percent of common stock of the Company owned by a person (a) the numerator is the number of shares of common stock of the Company beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 29,756,000 shares of common stock of the Company outstanding on March 31, 2005 and
         (ii) any shares of common stock of the Company which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator include shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

                  ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         a. Financial Statements of the Business Acquired. The required audited financial statements of UFIL are provided following the signature page of this Current Report.

         b. Exhibits. Except as otherwise noted, the following exhibits have been filed as a part of this Current Report:

        Exhibit
        Number             Description of Exhibit
        ------             ----------------------

         10.1 Securities Exchange Agreement by and among Universal Flirts Corp, United First International Limited and the Shareholders of United First International Limited.
         10.2 National Sales and Agency Contract by and among CEC Mobile Co. Ltd., Beijing Prosperous Times Commercial & Trading Co., Ltd. and Beijing Orsus Xelent Technology & Trading Company Limited dated May 26, 2004. (1)
         10.3 National Sales and Agency Contract by and among CEC Mobile Co. Ltd., Beijing Prosperous Times Commercial & Trading Co., Ltd. and Beijing Orsus Xelent Technology & Trading Company Limited dated March 18, 2004. (1)
         10.4 National Sales and Agency Contract by and among CEC Mobile Co. Ltd., Beijing Prosperous Times Commercial & Trading Co., Ltd. and Beijing Orsus Xelent Technology & Trading Company Limited dated April 29, 2004. (1)
         10.5 Purchase Contract by and among Beijing Orsus Xelent Technology & Trading Company Limited and Shanghai Chengxin Electronic Technology Co., Ltd. dated May 28, 2004 (1)
         10.6 Purchase Contract by and among Beijing Orsus Xelent Technology & Trading Company Limited and Shanghai Chengxin Electronic Technology Co., Ltd. dated May 28, 2004 (1)
         10.7 Purchase Contract by and among Beijing Orsus Xelent Technology & Trading Company Limited and Shanghai Chengxin Electronic Technology Co., Ltd. dated May 28, 2004 (1)

         10.8 Purchase Contract by and among Beijing Orsus Xelent Technology & Trading Company Limited and Shanghai Suncom Logidtics Limited dated April 14, 2004 (1)
         10.9 Purchase Contract by and among Beijing Orsus Xelent Technology & Trading Company Limited and Shanghai Suncom Logistics Limited dated May 27, 2004 (1)
         10.10 Purchase Contract by and among Beijing Orsus Xelent Technology & Trading Company Limited and Shanghai Suncom Logistics Limited dated May 27, 2004 (1)
         10.11 Purchase Contract by and among Beijing Orsus Xelent Technology & Trading Company Limited and Shanghai Suncom Logistics Limited dated May 27, 2004 (1)
         10.12 Purchase Contract by and among Beijing Orsus Xelent Technology & Trading Company Limited and Truly Semiconductor Co., Ltd. dated May 21, 2004 (1)
         10.13 National Sales and Agency Contract by and among CEC Mobile Co., Ltd., Beijing Prosperous Times Commercial & Trading Co., Ltd. and Beijing Orsus Xelent Technology & Trading Company Limited dated May 26, 2004 (1)
         10.14 National Sales and Agency Contract by and among CEC Mobile Co., Ltd., Beijing Prosperous Times Commercial & Trading Co., Ltd. and Beijing Orsus Xelent Technology & Trading Company Limited dated May 26, 2004 (1)
         23.1              Consent of Moores Rowland  Mazars,  Certified  Public
                           Accountants

         -------------------------
         (1) TO BE FILED BY AMENDMENT.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    UNIVERSAL FLIRTS CORP.


                                                    By:  /s/ Wang Xin
                                                       -------------------------
                                                    Its: Chief Executive Officer
                                                        ------------------------

         DATED:  April 4, 2005

United First International Limited

Index to Combined Financial Statements
9-month period ended September 30, 2004 and period from May 6, 2003 to December 31, 2003
--------------------------------------------------------------------------------




Report of Independent Certified Public Accountants                         F1

Combined Statements of Operations                                          F2

Combined Balance Sheets                                                    F3

Combined Statements of Changes in Stockholders' Equity                     F4

Combined Statements of Cash Flows                                          F5

Notes to Combined Financial Statements                                  F6 - F14

Report of Independent Certified Public Accountants


To the Board of Directors and Stockholders of United First International Limited



We have audited the accompanying combined balance sheets of United First International Limited and its subsidiary (the "Company") as of September 30, 2004 and December 31, 2003, and the related combined statements of operations, changes in stockholders' equity and cash flows for the nine months period ended September 30, 2004 and period from May 6, 2003 to December 31, 2003. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2004 and December 31, 2003 and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.






Moores Rowland Mazars
Chartered Accountants
Certified Public Accountants
Hong Kong

Date:


United First International Limited

Combined Statements of Operations
9-month period ended September 30, 2004 and periods from May 6, 2003 to December
31, 2003 and September 30, 2003
--------------------------------------------------------------------------------
(amounts in thousands)

                                                                          (Unaudited)
                                                              9-month        From May        From May
                                                         period ended      6, 2003 to      6, 2003 to
                                                            September       September    31, December
                                                             30, 2004        30, 2003            2003
                                                Note              USD             USD             USD

Operating revenues:
   Net sales                                                   52,917            --                 5
                                                         ------------    ------------    ------------


Operating expenses:
   Cost of sales                                               42,592            --                 4
   Sales and marketing                                          2,396               8              17
   General and administrative                                     988              65             100
   Research and development                                       456            --              --
   Depreciation                                                   514               1               3
                                                         ------------    ------------    ------------

   Total operating expenses                                    46,946              74             124
                                                         ------------    ------------    ------------


Operating income (loss)                                         5,971             (74)           (119)
Interest expense                                                  (90)           --              --
Other income, net                                                  32               3               4
                                                         ------------    ------------    ------------

Income (loss) before income taxes and
   minority interest                                            5,913             (71)           (115)
Less: provision for income taxes                  6              --              --              --
                                                         ------------    ------------    ------------


Income (loss) before minority interest                          5,913             (71)           (115)

Minority interest                                                 120            --              --
                                                         ------------    ------------    ------------


Net income (loss)                                               6,033             (71)           (115)
                                                         ============    ============    ============


The accompanying notes are an integral part of these combined financial statements.


United First International Limited

Combined Balance Sheets
As of September 30, 2004 and December 31, 2003
--------------------------------------------------------------------------------
(amounts in thousands, except share data)


                                                                   As of           As of
                                                           September 30,    December 31,
                                                                    2004            2003
                                                    Note             USD             USD

ASSETS

Current assets:
    Cash and cash equivalents                                        262             190
    Accounts receivable - Trade                                    2,910            --
    Due from related companies                        9            7,107             736
    Due from stockholders                             9            1,352           1,352
    Inventories                                       5            9,546             363
    Trade deposit paid                                               846               1
    Other current assets                                              21              61
                                                           -------------   -------------

         Total current assets                                     22,044           2,703

Property, plant and equipment, net                    4              728              29
                                                           -------------   -------------

         Total assets                                             22,772           2,732
                                                           =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable - Trade                                      13,189             189
    Accrued expenses and other accrued liabilities                   802              94
    Provision for warranty                                           299            --
                                                           -------------   -------------

         Total current liabilities                                14,290             283
                                                           -------------   -------------

Commitments and contingencies                        10

Stockholders' equity:
Common stock, par value HKD1.00:

Authorized - 20,000,000 shares                        7
Issued and outstanding - 20,000,000 shares                         2,564           2,564
Retained earnings (accumulated losses)                             5,918            (115)
                                                           -------------   -------------

         Total stockholders' equity                                8,482           2,449
                                                           -------------   -------------

Total liabilities and stockholders' equity                        22,772           2,732
                                                           =============   =============


The accompanying notes are an integral part of these combined financial statements.


United First International Limited

Combined Statements of Changes in Stockholders' Equity
9-month period ended September 30, 2004 and period from May 6, 2003 to December
31, 2003
--------------------------------------------------------------------------------
 (amounts in thousands, except share data)


                                       Common stock
                                ---------------------------
                                                                Retained
                                No of shares      Amount        earnings         Total
                                ------------   ------------   ------------    ------------
                                                    USD            USD             USD

Issuance of capital               20,000,000          2,564           --             2,564
Net loss                                --             --             (115)           (115)
                                ------------   ------------   ------------    ------------

Balance at December 31, 2003      20,000,000          2,564           (115)          2,449
Net income                              --             --            6,033           6,033
                                ------------   ------------   ------------    ------------

Balance at September 30, 2004     20,000,000          2,564          5,918           8,482
                                ============   ============   ============    ============


The accompanying notes are an integral part of these combined financial statements.


United First International Limited

Combined Statements of Cash Flows
9-month period ended September 30, 2004 and periods from May 6, 2003 to December
31, 2003 and September 30, 2003
--------------------------------------------------------------------------------
(amounts in thousands)

                                                                          (Unaudited)
                                                              9-month        From May        From May
                                                         period ended      6, 2003 to      6, 2003 to
                                                            September       September        December
                                                             30, 2004        30, 2003        31, 2003
                                                                  USD             USD             USD
Cash flows from operating activities
Net income (loss)                                               6,033             (71)           (115)
Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
   Depreciation                                                   514               1               3
   Loss on disposal of property, plant and equipment                7            --              --
   Provision for warranty                                         299            --              --
   Loss on liquidation of a subsidiary                            120            --              --
   Minority interest                                             (120)           --              --
Changes in assets and liabilities:
   Accounts receivable - Trade                                 (2,910)           --              --
   Inventories, net                                            (9,183)             (7)           (363)
   Trade deposit paid                                            (845)            (26)             (1)
   Other current assets                                            40              (2)            (61)
   Accounts payable - Trade                                    13,000            --               189
   Accrued expenses and other accrued liabilities                 708               1              94
                                                         ------------    ------------    ------------

Net cash provided by (used in) operating activities             7,663            (104)           (254)
                                                         ------------    ------------    ------------


Cash flows from investing activities
   Purchase of property, plant and equipment                   (1,263)            (28)            (32)
   Proceeds on sales of property, plant and equipment              43            --              --
   Repayment from a related company                               736            --              --
   Loan to a related company                                   (7,107)           --              (736)
   Due from shareholders                                         --            (1,420)         (1,352)
                                                         ------------    ------------    ------------

Net cash used in investing activities                          (7,591)         (1,448)         (2,120)
                                                         ------------    ------------    ------------


Cash flows from financing activities
   Issuance of capital                                           --             2,564           2,564
                                                         ------------    ------------    ------------

Net cash provided by (used in) financing                         --             2,564           2,564
                                                         ------------    ------------    ------------

Net increase in cash and cash equivalents                          72           1,012             190

Cash and cash equivalents, beginning of fiscal period             190            --              --
                                                         ------------    ------------    ------------

Cash and cash equivalents, end of fiscal period                   262           1,012             190
                                                         ============    ============    ============


Supplemental disclosure of cash flow information

Cash paid during the fiscal period for:
   Interest expense                                                90            --              --
                                                         ============    ============    ============


The accompanying notes are an integral part of these combined financial statements.

United First International Limited

Notes to Combined Financial Statements
9-month period ended September 30, 2004 and period from May 6, 2003 to December 31, 2003
--------------------------------------------------------------------------------
(amounts in thousands, except share data)


1.       BASIS OF FINANCIAL STATEMENT PRESENTATION AND REORGANIZATION

         United First International Limited ("UFI") was incorporated in Hong Kong on September 8, 2004 as a limited liability company. As disclosed in Note 7 below, as of September 8, 2004, UFI has authorized and outstanding common stock of 10,000 shares and 1 share respectively with a par value of Hong Kong Dollars (HKD) 1.00. On September 16, 2004, the authorized common stock increased from 10,000 shares to 20,000,000 shares by creation of an additional 19,990,000 shares of HKD1.00 each. On the same date, the outstanding common stocks of the Company were increased to 20,000,000 shares by allotting 3,999,999 shares, 8,000,000 shares and 8,000,000 shares to Mr. Wang Xin, Mr. Liu Yu and Mr. Wang Zhibin respectively. UFI has had no operation since its incorporation.

         Pursuant to the agreement entered into between UFI and Mr. Wang Xin, Mr. Liu Yu and Mr. Wang Zhibin, who owns 20%, 40% and 40% interests respectively in Beijing Orsus Xelent Technology & Trading Company Limited ("Xelent") (English translation for identification purpose only) on November 1, 2004, UFI consummated a merger with Xelent, and paid USD1,207, to all owners of Xelent, in exchange for all their beneficial interests in Xelent ("the Agreement"). Xelent was established in the People's Republic of China ("PRC") on May 6, 2003 as a PRC company with limited liability. The principal activities of Xelent were the development of cellular software and technology, including the design and trading of cellular phones. Xelent has a 55% interest in Shanghai Sapphine Telecom Tech Co., Ltd. ("Sapphine")
         (English translation for identification purpose only), a company engaged in research and development of cellular phones which is incorporated in the PRC. On August 19, 2004, the owners of Sapphine signed an agreement to liquidate the company.

         On November 3, 2004, the Beijing Municipal Bureau of Commerce (the "Bureau") approved the transfer of interests and the application for the change of Xelent's status to a wholly-owned foreign investment enterprise ("WOFIE") with limited liability. Upon granting WOFIE status and completion of the Agreement, the operating period of Xelent was for an initial term of 10 years until November 9, 2014 and UFI became the sole registered owner of Xelent.

         Consistent with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combination", transfers of net assets or exchanges of equity interests between entities under common control do not constitute business combinations. Because UFI and Xelent were beneficially owned by the same stockholders group, Mr. Wang Xin, Mr. Liu Yu and Mr. Wang Zhibin, immediately before and after the combination, the Agreement has been accounted for as a combination of entities under common control on a historical cost basis in a manner similar to a pooling of interests.

         The accompanying combined financial statements of the Company have been prepared to illustrate the retroactive effect of the Agreement as if the Agreement had occurred and UFI had been incorporated at the beginning of the earliest period presented, as of May 6, 2003.

         In this report, UFI, Xelent and Sapphine are collectively referred to as the "Company".

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Accounting principles
         The combined financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America ("USGAAP").

         Basis of combination
         The accompanying combined financial statements include the accounts of the following entities, a) UFI; and b) Xelent and Sapphine, because they are companies under the common control of Mr. Wang Xin, Mr. Liu Yu and Mr. Wang Zhibin collectively. See "Basis of financial statement presentation and reorganization" within Note 1 for more information on the basis of presentation of the combined financial statements.

         The results of the subsidiaries acquired or disposed of during the period are consolidated from the effective dates of acquisition or to the effective dates of disposal respectively.

         All significant intercompany accounts and transactions have been eliminated upon combination.

         Revenue recognition
         Net sales represent the invoiced value of goods, net of value-added tax ("VAT") and returns. The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable. The Company has a policy of including handling costs incurred for finished goods, which are not significant, in the sales and marketing expenses.

         Research and development
         All cost of research and development activities are expensed as incurred.

         Warranties
         The Company offers warranties for products it manufactures. Terms generally are for one year from the date of sale. Provision for warranty expense is established for costs that are expected to be incurred after the sales and delivery of products under warranty. The Company provided for anticipated warranty expense in the amount of USD515 during the nine-month period ended September 30, 2004, and paid warranty claims of USD216. The warranty provision is determined based on known product failures, historical experience of the level of repairs and replacements, and other currently available evidence.

         Income taxes
         Provision for income and other related taxes have been provided in accordance with the tax rates and laws in effect in PRC.

         Income tax expense is computed based on pre-tax income included in the combined statements of operations. Deferred income taxes are provided, using the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities and their reported amounts. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the combined financial statements.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Comprehensive income
         SFAS No. 130, "Reporting Comprehensive Income", requires the presentation of comprehensive income, in addition to the existing statements of operations. Comprehensive income is defined as the change in equity during a period from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners. No comprehensive income is recorded in any of the periods presented.


         Trade receivables
         Trade receivables are recorded at original invoice amount, less an estimated allowance for uncollectible accounts. Trade credit is generally extended on a short-term basis, thus trade receivables do not bear interest. Trade receivables are periodically evaluated for collectibility based on past credit history with customers and their current financial condition. Changes in the estimated collectibility of trade receivables are recorded in the results of operations for the period in which the estimate is revised. Trade receivables that are deemed uncollectible are offset against the allowance for uncollectible accounts. The Company generally does not require collateral for trade receivables.

         Inventories
         Inventories are stated at the lower of cost or market. Potential losses from obsolete and slow-moving inventories are provided for when identified. Cost, which comprises all costs of purchase and, where applicable, other costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the weighted average method. Market represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.



         Property, plant and equipment
         Property, plant and equipment are stated at original cost less accumulated depreciation.

         The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, overhaul and minor renewals and betterments, are normally charged to operating expenses in the period in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

         When assets are sold or retired, their costs and accumulated depreciation are eliminated from the combined financial statements and any gain or loss resulting from their disposal is recognized in the year of disposition as an element of other income, net.

         Depreciation is provided to write off the costs of property, plant and equipment over their useful lives from the date on which they become fully operational and after taking into account their estimated residual values, using the following methods:


         Moulds                         Sum-of-the-units method
         Leasehold improvements         Straight-line method over the lease term
         Machinery and equipment        Straight-line method at 20% p.a.
         Office equipment               Straight-line method at 20% p.a.
         Motor vehicles                 Straight-line method at 20% p.a.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Impairment of long-lived assets
         The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

         Operating leases
         Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rental payables under operating leases are recognized as expenses on the straight-line basis over the lease terms.

         Foreign currency translation
         The Company considers Renminbi as its functional currency as a substantial portion of the Company's business activities are based in Renminbi. However, the Company has chosen the United States dollar as its reporting currency.


         Transactions in currencies other than the functional currency during the year are translated into the functional currency at the applicable rates of exchange prevailing at the time of the transactions. Monetary assets and liabilities denominated in currencies other than functional currency are translated into functional currency at the applicable rates of exchange in effect at the balance sheet date. Exchange gains and losses are recorded in the combined statements of operations.

         For translation of financial statements into the reporting currency, assets and liabilities are translated at the exchange rate at the balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated at the weighted average rates of exchange prevailing during the period.

         Translation adjustments, when material, resulting from this process are recorded in accumulated other comprehensive income (loss) within stockholders' equity.

         Cash equivalents
         The Company considers short-term, highly liquid investments with maturities of three months or less to be cash equivalents.

         Use of estimates
         The preparation of the combined financial statements in conformity with USGAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation, inventory allowance, provision for warranty, taxes and contingencies.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Segment information
         Operating segments are defined as components of a company about which separated financial information is available that is evaluated regularly by the operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates in a single business segment of trading of cellular phones which are all sold in the PRC. There is no reportable business or geographical segment identified and no segment information is disclosed accordingly.

         Related parties
         Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

         Recently issued accounting standards
         There  are no new  accounting  pronouncements  for  which  adoption  is
         expected  to  have  a  material  effect  on  the  Company's   financial
         statements.


3.       CONCENTRATIONS

         The Company is engaged principally in the development of cellular software and technology, including the design and trading of cellular phones for sale primarily to two dealers in the PRC. Although there are multiple sources of supply of raw materials, the Company buys certain major materials from two major suppliers. In addition, the Company subcontracts assembly works of cellular phones to two subcontracting factories. Management believes that the sole agent arrangement gives the dealers more incentive to promote the Company's products and reduce the Company's exposure to the distribution market. Time would be required to locate other qualified suppliers and subcontracting factories, which could, however, cause a delay in manufacturing and may be disruptive to the Company's operations.


         Customers accounted for over 5% of the Company's operating revenues are as follows:

                                                     (Unaudited)
                                         9-month     From  May 6,    From May 6,
                                    period ended         2003 to         2003 to
                                       September   September 30,    December 31,
                                        30, 2004            2003            2003
                                               %               %               %


         Customer A                           88             N/A            --

         Customer B                            9             N/A            --

         Customer C                         --               N/A              31

         Customer D                         --               N/A              19

         Customer E                         --               N/A               9

         Customer F                         --               N/A               9
                                    ============    ============    ============

         Trade receivable balances related to these customers were USD2,880 and USDNil as of September 30, 2004 and December 31, 2003 respectively.

         Suppliers accounted for over 5% of the Company's purchases are as follows:


                                                     (Unaudited)
                                         9-month     From  May 6,    From May 6,
                                    period ended         2003 to         2003 to
                                       September   September 30,    December 31,
                                        30, 2004            2003            2003
                                               %               %               %


         Supplier A                           46            --              --

         Supplier B                           32            --              --

         Supplier C                            6            --              --

         Supplier D                            6            --              --

         Supplier E                         --              --                80

         Supplier F                         --              --                16
                                    ============    ============    ============

         Trade payable balances related to these suppliers were USD3,765 and USD189 as of September 30, 2004 and December 31, 2003 respectively.


4.       PROPERTY, PLANT AND EQUIPMENT, NET

         Property, plant and equipment is summarized as follows:

                                                             As of        As of
                                                         September     December
                                                          30, 2004     31, 2003
                                                               USD          USD


         Moulds                                                939         --
         Leasehold improvement                                  47         --
         Plant and machinery                                    14         --
         Office equipment                                      179           18
         Motor vehicles                                         64           14
                                                         ---------    ---------

                                                             1,243           32
         Accumulated depreciation                             (515)          (3)
                                                         ---------    ---------

                                                               728           29
                                                         =========    ==========

5.       INVENTORIES

         Inventories consisted of the follows:



                                                               As of       As of
                                                           September    December
                                                            30, 2004    31, 2003
                                                                 USD         USD

         Raw materials                                         9,505        --
         Trading goods                                            41         363
                                                           ---------   ---------

                                                               9,546         363
                                                           =========   =========


6.       TAXATION

         The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdictions in which it operates. UFI was incorporated in Hong Kong and has no assessable profit for the periods presented. All of the Company's income is generated in PRC by Xelent. Provision for income taxes has not been made as Xelent was exempted from PRC income taxes in respect of hiring unemployed people in cities and the countryside for the period from May 6, 2003 to December 31, 2005.

         The reconciliation of PRC statutory income to the effective income tax rate based on income stated in the statements of operations is as follows:

                                                    (Unaudited)
                                       9-month      From  May 6,    From May 6,
                                  period ended          2003 to         2003 to
                                     September    September 30,    December 31,
                                      30, 2004             2003            2003
                                             %                %               %
                                  ------------     ------------    ------------
         Statutory rate                     33              33               33

         Tax exemption                     (33)           --               --

         Tax losses                       --               (33)             (33)
                                  ------------    ------------     ------------

                                          --              --               --
                                  ============    ============     ============


7.       COMMON STOCK

         UFI was incorporated in Hong Kong on September 8, 2004 as a limited liability company. UFI had authorized and outstanding common stock of 10,000 shares and 1 share respectively, par value HKD1.00 each, with one vote for each share.

         By an ordinary resolution passed by written resolution signed by all stockholders on September 16, 2004, the authorized common stock of UFI was increased to HK$20,000,000 by the creation of an additional
         19,990,000 shares of common stock of HKD1.00 each.

         On the same date, the common stock of UFI issued and outstanding was increased to HK$20,000,000 by allotting 19,999,999 shares of common stock of HKD1.00 each at par by the capitalization of part of the stockholders' loans. These shares rank pari passu with the existing shares in all respects.

         For the purpose of preparation of these combined financial statements, authorized and outstanding common stock of 20,000,000 shares have been treated as issued for all periods presented.


8.       PENSION COSTS

         As  stipulated  by PRC  regulations,  the  Company  maintains a defined contribution retirement plan for all of its employees who are residents of PRC. All retired  employees of the Company are entitled to an annual pension equal to their basic annual salary upon retirement. The Company contributed to a state sponsored  retirement plan  approximately 20% of the basic salary of its  employees and has no further  obligations  for the actual  pension  payments or  post-retirement  benefits  beyond the
         annual   contributions.   The  state   sponsored   retirement  plan  is
         responsible  for  the  entire  pension   obligations   payable  to  all
         employees.  The pension  expenses for the periods  ended  September 30,
         2004 and 2003 were USD8 and  USDNil  respectively,  and for the  period ended December 31, 2003 was USD1.


9.       RELATED PARTY TRANSACTIONS

         a. Name and relationship of related parties

         Related party                                           Existing relationship with the Company
         -------------                                           --------------------------------------
         Mr. Wang Xin                                            Director and stockholder of the Company
         Mr. Liu Yu                                              Director and stockholder of the Company
         Mr. Wang Zhibin                                         Director and stockholder of the Company
         Mr. Yan Zhao                                            Ex-stockholder of Xelent
         Beijing Huan Yitong Tech & Trading Co., Ltd. *          A company owned by Mr. Liu Yu and Mr. Wang
                                                                 Zhibin
         Beijing Xingwang Shidai Tech & Trading Co., Ltd. *      A company owned by Mr. Yan Zhao

         *  English translation for identification purpose only


9.       RELATED PARTY TRANSACTIONS (CONTINUED)

         b. Summary of related party transactions
                                                                    As of           As of
                                                            September 30,    December 31,
                                                                     2004            2003
                                                                      USD             USD
                                                            -------------   -------------
         Loan to related companies
         Beijing Xingwang Shidai Tech & Trading Co., Ltd.            --               736
         Beijing Huan Yitong Tech & Trading Co., Ltd.               7,107            --
                                                            =============   =============


         Due from stockholders

         Mr. Wang Xin, Mr. Liu Yu and Mr. Wang Zhibin               1,352           1,352
                                                            =============   =============

         Note:

         (i) The loan to a related company is unsecured, interest-free and repayable on or before September 20, 2004.
         (ii) The loan to a related company is unsecured, interest-free and repayable on or before July 30, 2005.
         (iii) The amounts due from stockholders are unsecured, interest-free and will be repayable on demand.


10.      COMMITMENTS AND CONTINGENCIES


         The Company leases certain staff quarters and office premises under non-cancelable operating leases. Rental expenses under operating leases were USD100 and USD27 for the periods ended September 30, 2004 and 2003 respectively, and for the period ended December 31, 2003 was USD40.



         The following table  summarizes the  approximate  future minimum rental
         payments  under  non-cancelable   operating  leases  in  effect  as  of
         September 30, 2004 and December 31, 2003:


                                                          As of            As of
                                                  September 30,     December 31,
                                                           2004             2003
                                                            USD              USD

         2004                                                33               51
         2005                                                23               13
                                                  -------------    -------------
         Total                                               56               64
                                                  =============    =============